Exhibit 99.1

  SERVICE CORPORATION INTERNATIONAL COMMENCES CASH TENDER OFFERS FOR 7.2% NOTES
                       DUE 2006 AND 6.875% NOTES DUE 2007

    HOUSTON, May 26 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), which owns and operates funeral service locations and cemeteries, announced today that it commenced cash tender offers to purchase any and all of its 7.2% Notes due 2006 and 6.875% Notes due 2007. The aggregate principal amounts of the Notes are $149,000,000 and $143,475,000, respectively, as of the date of this press release. The tender offers are being made pursuant to an Offer to Purchase dated May 26, 2005, which sets forth more fully the terms and conditions of the tender offers.

    The following table summarizes terms material to the determination of the total consideration to be received in each tender offer:

                                           Bloomberg                           Early
                Security      Reference    Reference     Fixed Spread      Participation
 CUSIP No.    Description     Security       Page      (in basis points)      Payment
-----------   ------------   -----------   ---------   -----------------   -------------
817565 AM 6    7.2% Notes     UST 2.5%        PX4            50.0              $30
                due 2006     due 5/31/06

817565 AK 0   6.875% Notes    UST 2.75%       PX5            62.5              $30
                due 2007     due 8/15/07

    Holders who tender on or prior to the early participation deadline will receive the total consideration described above, which includes a $30.00 early participation payment per $1,000 principal amount of notes. Holders who tender after the early participation deadline will receive the total consideration minus the $30.00 early participation payment. The early participation deadline is 5:00 p.m., New York City time, on Thursday, June 9, 2005. Holders of notes that have been validly tendered by the early participation deadline will receive payment on the early payment date, which is expected to be promptly after the early participation deadline. Holders of notes that have been validly tendered following the early participation deadline, but prior to the expiration time, will receive payment on the final payment date, which is expected to be promptly after expiration.

    The tender offers will expire at 5:00 p.m., New York City time, on Friday, June 24, 2005, unless terminated or extended. The tender offer for the 6.875% Notes due 2007 is subject to a financing condition, and both tender offers are subject to certain general conditions, each as described in more detail in the Offer to Purchase. Neither tender offer is conditioned upon the other. Either tender offer may be closed without the closing of the other.

    Questions concerning the terms of the tender offers may be directed to the co-dealer managers, Merrill Lynch & Co. toll-free at (888) 654-8637 or by collect call at (212) 449-4914 and J.P. Morgan Securities Inc. toll-free at
(866) 834-4666. Copies of the Offer to Purchase may be obtained by calling the information agent, Global Bondholder Services Corporation, toll-free at (866) 387-1500 or at (212) 430-3774 (banks and brokerage firms).

    Cautionary Statement on Forward-Looking Statements
    The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions, and our ability to successfully complete the tender offers.

    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2004 Annual Report on Form 10-K, as amended. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

    Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. We have an extensive network of businesses including 1,169 funeral service locations and 390 cemeteries in North America as of March 31, 2005. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

     For additional information contact:

     Investors:  Debbie Young - Director of Investor Relations
                 (713) 525-9088

     Media:      Terry Hemeyer - Managing Director / Corporate Communications
                 (713) 525-5497

SOURCE  Service Corporation International
    -0-                             05/26/2005
    /CONTACT: investors, Debbie Young, Director of Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director - Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com